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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

             ENGlobal Corporate         Incorporated in the State
               Services, Inc.           of Texas

             IDS Engineering, Inc. dba
               ENGlobal Engineering,    Incorporated in the State
               Inc.                     of Texas

             Thermaire, Inc. dba        Incorporated in the State
               Thermal Corp.            of Texas

             ENGlobal Constant Power,   Incorporated in the State
               Inc.                     of Texas

             ENGlobal Engineering, Inc. Incorporated in the State
                                        of Texas

             ENGlobal Systems, Inc.     Incorporated in the State
                                        of Texas

             ENGlobal Construction      Incorporated in the State
               Resources, Inc.          of Texas

             RPM Engineering, Inc. dba
               ENGlobal Engineering,    Incorporated in the State
               Inc.                     of Louisiana

             ENGlobal Technologies,     Incorporated in the State
               Inc.                     of Texas

             IDS Engineering            Organized in the State of
               Management LC            Texas

             Petrocon Engineering of    Incorporated in the State
               Louisiana                of Louisiana

             Petrocon FSC, Ltd.         Incorporated in the
                                        Virgin Islands of the U.S.


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